                                            VK/AC HOLDING, INC. AND SUBSIDIARIES
                                              Computation of Earnings Per Share
                                               (In 000's except per share data)

                                             Three Months Ended June 30,                    Six Months Ended June 30,
                                    ---------------------------------------------   ----------------------------------------------
                                            1996                   1995                    1996                   1995
                                    ---------------------- ----------------------   ---------------------- -----------------------
                                    Primary  Fully Diluted Primary  Fully Diluted   Primary  Fully Diluted Primary   Fully Diluted

Net Income                           $13,894     $13,894     $6,582     $6,582        29,053      29,053     12,450       12,450
Less Accretion to Redemption Value   (14,888)    (14,888)         0          0       (14,888)    (14,888)    (1,620)      (1,620)
                                    ---------------------- ----------------------   ---------------------- -----------------------
Net Income (Loss) Available to
  Common Stockholders                   (994)       (994)     6,582      6,582        14,165      14,165     10,830       10,830
                                    ---------------------- ----------------------   ---------------------- -----------------------
Weighted Average Common Shares         2,434       2,434      2,410      2,410         2,434       2,434      2,406        2,406
Effect of Stock Options Calculated
 According to Treasury Stock Method      145         180         93         93           145         181         98           98
Preferred Shares Convertible into
  Common Shares                           33          33         33         33            33          33         33           33
                                    ---------------------- ----------------------   ---------------------- -----------------------
Weighted Average Number of Common
  and Common Equivalent Shares
  Outstanding                          2,612       2,647      2,536      2,536         2,612       2,648      2,537        2,537
                                    ---------------------- ----------------------   ---------------------- -----------------------
Earnings (Loss) Per Share             ($0.38)     ($0.38)     $2.60      $2.60         $5.42       $5.35      $4.27        $4.27
                                    =====================  ======================   ======================  ======================